                                                                  EXHIBIT 99(iv)

                             NACCO Industries, Inc.
            Unaudited Consolidating Statement of Stockholders' Equity
                      For the Year Ended December 31, 2002
                                  (In millions)

                                                                                                             NACCO &
                                                                                 NMHG   Housewares  NACoal    Other
                                                                               -------  ----------  -------  -------
Class A Common Stock
     Beginning balance                                                         $    -     $    -    $    -   $  6.5
     Shares issued under stock compensation plans                                   -          -         -      0.1
                                                                               ------     ------    ------   ------
                                                                                    -          -         -      6.6

Class B Common Stock                                                                -          -         -      1.6
                                                                               ------     ------    ------   ------
Capital In Excess of Par Value
     Beginning balance                                                          198.2      160.6      15.1      4.7
     Shares issued under stock compensation plans                                   -          -         -      0.2
                                                                               ------     ------    ------   ------
                                                                                198.2      160.6      15.1      4.9
Retained Earnings
      Beginning balance                                                         229.5       (9.8)     38.7    499.8
      Net income (loss)                                                          12.3       17.8      19.6     (7.3)
      Cash dividends                                                            (15.0)      (3.5)     (3.7)    (8.0)
                                                                               ------     ------    ------   ------
                                                                                226.8        4.5      54.6    484.5
Accumulated Other Comprehensive Income (Loss)
      Beginning balance                                                         (45.7)      (5.2)     (4.9)       -
      Foreign currency translation adjustment                                    16.6          -         -        -
      Minimum pension liability adjustment                                      (17.1)      (2.6)        -        -
      Cumulative effect of change in accounting for derivatives and hedging       0.7        0.9       1.8        -
      Reclassification from cumulative effect of change in accounting for
          derivatives and hedging to deferred loss on cash flow hedging          (0.7)      (0.9)     (1.8)       -
      Reclassification of hedging activity into earnings                          0.4        2.8       3.0        -
      Current period cash flow hedging activity                                   3.1       (6.2)     (4.6)       -
                                                                               ------     ------    ------   ------
                                                                                (42.7)     (11.2)     (6.5)       -
                                                                               ------     ------    ------   ------
               Total Stockholders' Equity                                      $382.3     $153.9    $ 63.2   $497.6
                                                                               ======     ======    ======   ======

                                                                                           NACCO
                                                                               Elims    Consolidated
                                                                              --------  ------------
Class A Common Stock
     Beginning balance                                                        $     -      $  6.5
     Shares issued under stock compensation plans                                   -         0.1
                                                                              -------      ------
                                                                                    -         6.6

Class B Common Stock                                                                -         1.6
                                                                              -------      ------
Capital In Excess of Par Value
     Beginning balance                                                         (373.9)        4.7
     Shares issued under stock compensation plans                                   -         0.2
                                                                              -------      ------
                                                                               (373.9)        4.9
Retained Earnings
      Beginning balance                                                        (186.9)      571.3
      Net income (loss)                                                             -        42.4
      Cash dividends                                                             22.2        (8.0)
                                                                              -------      ------
                                                                               (164.7)      605.7
Accumulated Other Comprehensive Income (Loss)
      Beginning balance                                                           1.0       (54.8)
      Foreign currency translation adjustment                                       -        16.6
      Minimum pension liability adjustment                                          -       (19.7)
      Cumulative effect of change in accounting for derivatives and hedging         -         3.4
      Reclassification from cumulative effect of change in accounting for
          derivatives and hedging to deferred loss on cash flow hedging             -        (3.4)
      Reclassification of hedging activity into earnings                            -         6.2
      Current period cash flow hedging activity                                     -        (7.7)
                                                                              -------      ------
                                                                                  1.0       (59.4)
                                                                              -------      ------
               Total Stockholders' Equity                                     $(537.6)     $559.4
                                                                              =======      ======